UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2001

GTECH Holdings Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-11250                                                                 05-0451021
(Commission file number)                      (IRS Employer Identification Number)

55 Technology Way, West Greenwich, Rhode Island 02817
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: 401-392-1000

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99(a)	Press Release issued December 10, 2001 with respect to a private placement of $150.0 million of convertible debentures.
Exhibit 99(b)	Press Release issued December 10, 2001 with respect to fiscal 2002 third quarter results and financial guidance for fiscal 2002

Item 9.	Regulation FD Disclosure.

This Report incorporates by reference the press releases issued by GTECH on December 10, 2001 which are attached as Exhibits 99(a) and 99(b) hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTECH HOLDINGS CORPORATION

By: /s/ Marc A. Crisafulli
Marc A. Crisafulli Senior Vice President and General Counsel

Dated: December 10, 2001

Exhibit Index

Exhibit Number	Description

Exhibit 99(a)	Press Release dated December 10, 2001 with respect to a private placement of $150.0 million of convertible debentures.

Exhibit 99(b)	Press Release dated December 10, 2001 with respect to fiscal 2002 third quarter results and financial guidance for fiscal 2002